UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: September 15, 2016

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125
Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2016, Oragenics, Inc., a Florida corporation (the “Company”) and the Koski Family Limited Partnership (the “KFLP”) entered into an amendment to the June 30, 2016 unsecured promissory note (the “Note”) issued to the Company by the KFLP in the principal amount of $2,000,000. Effective upon the payment by the KFLP of at least $1,000,000 towards the principal and accrued interest on the Note on or before September 30, 2016, the amendment extends the maturity date of the Note from September 30, 2016 to December 31, 2016 and increases the interest rate on the Note from three percent (3%) per annum to six percent (6%) per annum commencing on September 30, 2016.

A copy of the amendment to the Note is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Unsecured Promissory Note dated June 30, 2016.*

10.2	Amendment No. 1 to Unsecured Promissory Note dated September 15, 2016.

* Incorporated by reference to Form 8-K filed on June 30, 2016.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 15, 2016	ORAGENICS, INC. (Registrant)

	BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer